SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 6, 2010

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On August 6, 2010, the Board of Directors of Varian Medical Systems, Inc. (the “Company”) authorized the repurchase of an additional 8,000,000 shares of the Company’s common stock from August 7, 2010 through September 30, 2011.  Repurchases are expected to be made in accordance with Rule 10b-18 and include plans designed to satisfy the Rule 10b5-1 safe harbor.  Shares will be retired upon repurchase.

On August 9, 2010, the Company issued a press release entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 8 Million Shares of Stock.”  A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this item.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

99.1           Press Release dated August 9, 2010 entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 8 Million Shares of Stock.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name: John W. Kuo
Title: Corporate Vice President, General Counsel and Secretary

Dated:  August 9, 2010

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated August 9, 2010 entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 8 Million Shares of Stock.”